Advanced Biomed Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

Certificate Number

Shares

PAR VALUE $0.001
COMMON STOCK

THIS CERTIFIES THAT

*** SPECIMEN ***

CUSIP NO.:

Is The Owner Of


ADVANCED BIOMED INC.
Corporate
Seal
NEVADA

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

ADVANCED BIOMED INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

YI LU
Chairman

HUNG TO PAU
Chief Executive Officer

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112